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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 16, 2002 (May 15, 2002)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                       0-23639                62-1710772
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                      37027
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

         On May 15, 2002, Province Healthcare Company completed the acquisition of Memorial Hospital of Martinsville and Henry County (the "Hospital") in Martinsville, Virginia from Memorial Health System, Inc., a Virginia nonstock corporation, and its affiliates. The Hospital is licensed for 237 acute care beds, has a service area population of more than 100,000 and has current revenues of approximately $85.0 million. Province acquired the assets and operations of the Hospital for approximately $120.5 million, plus net working capital. The acquisition became effective May 1, 2002 for financial reporting purposes.

         As a result of the acquisition, Province owns or leases 19 general acute care hospitals in 12 states with a total of 2,268 licensed beds. The Company also provides management services to 35 primarily non-urban hospitals in 13 states with a total of 2,776 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Exhibits

                99.1 Copy of the press release, dated May 15, 2002, announcing that Province acquired Memorial Hospital of Martinsville and Henry County in Martinsville, Virginia.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROVINCE HEALTHCARE COMPANY

                                       By:  /S/ Brenda B. Rector
                                            ---------------------------------
                                                Brenda B. Rector
                                                Vice President and Controller

Date: May 16, 2002